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                              JENKENS & GILCHRIST
              A  P R O F E S S I O N A L   C O R P O R A T I O N

                                FOUNTAIN PLACE                          AUSTIN, TEXAS
                         1445 ROSS AVENUE, SUITE 3200                   (512) 499-3800
                              DALLAS, TEXAS 75202
                                                                        HOUSTON, TEXAS
                                (214) 855-4500                          (713) 951-3300
                           TELECOPIER (214) 855-4300
                                                                   LOS ANGELES, CALIFORNIA
WRITER'S DIRECT DIAL NUMBER                                             (310) 820-8800
    William P. Bowers
     (214) 855-4340                                                   SAN ANTONIO, TEXAS
                                                                        (210) 246-5000

                                                                       WASHINGTON, D.C.
                                                                        (202) 326-1500
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                                January 28, 1999



MSR Exploration Ltd.
1619 Pennsylvania Avenue
Fort Worth, Texas 76102

Ladies and Gentlemen:

     We have acted as counsel to MSR Exploration Ltd.s, a Delaware corporation ("MSR"), in connection with the proposed merger (the "Merger") of MSR with and into Quicksilver Resources, Inc., a Delaware corporation, and the registration of 2,577,700 shares of the common stock of Quicksilver ("Quicksilver Common Shares") that may be issued pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated September 1, 1998, all as described in Amendment No. 3 to Form S-4 (file No. 333-66709) filed with the Securities and Exchange Commission (the "Commission") on January 28, 1999 (as thereafter amended from time to time and together with all exhibits thereto, the "Registration Statement"). Except as otherwise indicated, terms used herein shall have the meanings assigned to them in the Registration Statement.

     Set forth below are our opinions and the assumptions and documents upon which we have relied in rendering our opinions.

     A.   DOCUMENTS REVIEWED

     In connection with the opinions rendered below, we have reviewed and relied upon the following documents:

          1.   the Registration Statement,

          2.   the Merger Agreement,

          3. the Certificates of MSR and Quicksilver attached hereto as Exhibit "A" and Exhibit "B," respectively (collectively, the "Certificates"), and



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MSR Exploration Ltd.
January 28, 1999
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          4.   such other documents as we have deemed necessary or appropriate for purposes of this opinion.

     B.   ASSUMPTIONS

     In connection with the opinions rendered below, we have assumed:

          1. that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and deliver such documents.

          2. that the Merger and the other transactions specified in the Registration Statement to be effected on or prior to the closing date will be consummated as contemplated in the Registration Statement and without waiver of any material provision thereof.

     C.   OPINIONS

     Based solely upon the documents and assumptions set forth above, and conditioned upon the initial and continuing accuracy of the factual representations set forth in the Certificates as of the date hereof and as of the date of the effective time of the Merger, it is our opinion that:

          (a)  the Merger will be a reorganization within the meaning of section 368(a)(1)(A) of the Code; and

          (b) the descriptions of the law and the legal conclusions contained in the Registration Statement under the caption "Federal Income Tax Consequences" are correct in all material respects.

     D.   LIMITATIONS

          1. Except as otherwise indicated, the opinions contained in this letter are based upon the Code and its legislative history, the Treasury regulations promulgated thereunder (the "Regulations"), judicial decisions, and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or



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MSR Exploration Ltd.
January 28, 1999
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          contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial, or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

          2. The opinions expressed herein represent counsel's best legal judgment and are not binding upon the Internal Revenue Service or the courts and are dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances, the assumptions made and the factual representations contained in the Certificates.
          To the extent that any of the factual representations provided to us in the Certificates is with respect to matters set forth in the Code or the Regulations, we have reviewed with the individuals making such factual representations the relevant portions of the Code and the applicable Regulations and are reasonably satisfied that such individuals understand such provisions and are capable of making such factual representations. We have made no independent investigation of the facts contained in the documents and assumptions set forth above, the factual representations set forth in the Certificates or the Registration Statement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way. Any material inaccuracy or incompleteness in these documents, assumptions or factual representations (whether made by any or all of MSR or Quicksilver) could adversely affect the opinions stated herein.

          3. We are expressing opinions only as to those matters expressly set forth in Section C above. No opinion should be inferred as to any other matters. This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

          4. This opinion letter is issued for your benefit and the shareholders of MSR and no other person or entity may rely hereon without our express written consent. This opinion letter may be filed as an exhibit to the Registration Statement. Furthermore, we consent to the reference to Jenkens & Gilchrist, a Professional Corporation, under the captions "Legal Matters" and "Material Income Tax



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MSR Exploration Ltd.
January 28, 1999
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          Consequences."  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,

                                    JENKENS & GILCHRIST,
                                    a Professional Corporation



                                    By: /s/ William P. Bowers
                                        ---------------------------------------
                                        William P. Bowers, Authorized Signatory